EXHIBIT 3


               MERRILL LYNCH CAPITAL CORPORATION
                    World Financial Center,
                          North Tower
                       250 Vesey Street
                   New York, New York  10281



                                                  June 13, 1995



VB Investment Corporation
c/o Freeman Spogli & Co. Incorporated
599 Lexington Avenue, 18th floor
New York, NY  10022

Attention:  John M. Roth



                     Re:  Commitment Letter

Ladies and Gentlemen:

          You have advised Merrill Lynch Capital Corporation ("Merrill Lynch") that Lillian Vernon Corporation, a Delaware corporation (the "Borrower"), intends to implement a recapital-ization (the "Recapitalization") through a merger of VB Investment Corporation, a Delaware corporation ("VBI") formed by Freeman Spogli & Co. Incorporated, a California cor-poration ("Freeman Spogli"), and/or by one or more affiliates of Freeman Spogli (collectively, the "Investor"), with and into the Borrower (the "Merger" and, together with the Recapitaliza-tion, the "Transaction").

          You have further advised us that prior to the Merger the Investors will contribute to VBI as equity not less than $52,000,000 in cash (the "Investor Contribution") and that pur-suant to the Transaction (i) the Investor will own approxi-mately 70% of the outstanding common stock of the Borrower, as survivor of the Merger, (ii) a portion of the shares of the Borrower held by Lillian Vernon (the "LVF Shares") immediately prior to the Merger will be converted into approximately 17% of the outstanding common stock of the Borrower, as survivor of the Merger (and that such LVF Shares shall have a value, based upon the Merger Consideration (as defined below) of approxi-mately $12,500,000 in the aggregate (the "LVF Investment"),
(iii) a portion of the shares of the Borrower held by David Hochberg (the "DH Shares") immediately prior to the Merger will be converted into approximately 10% of the outstanding common stock of the Borrower, as survivor of the Merger (and that such DH Shares shall have a value, based upon the Merger Considera-tion of approximately $7,500,000 in the aggregate (the "DH Investment") and (iv) each share of common stock of the Bor-rower issued and outstanding immediately prior to the Merger, other than the LVF Shares, will be converted into the right to receive $19.00 in cash (the "Merger Consideration"). You have further advised us that simultaneously with or immediately fol-lowing the consummation of the Merger, certain members of management of the Borrower (collectively, "Management") will purchase up to $3,000,000 but not less than $2,000,000 of the outstanding common stock of the Borrower, as the survivor of the Merger of which not more than $1,500,000 may be paid in the form of a full recourse notes secured by the common stock so purchased (the "Management Investment"). Nothwithstanding the foregoing, in no event shall the aggregate of the Investor Con-tribution, the LVF Investment, the DH Investment and the Management Investment be less than $75,0000,000.

          Additionally, each of the Borrower's direct and indi-rect subsidiaries (existing or hereafter acquired, including Lillian Vernon International, Ltd. and Lillian Vernon Fulfill-ment Services, Inc. (collectively, the "Guarantors")) will unconditionally guarantee all of the obligations of the Bor-rower in connection with the Credit Facilities (as defined below). As hereinafter used, the term "Borrower" includes the Guarantors.

          You have requested senior financing to provide funds, together with the cash on hand following the Transaction, to finance the Recapitalization and to provide for the working capital and general corporate purpose requirements of the Bor-rower. In accordance therewith, you have requested that Merrill Lynch commit to provide to the Borrower $190,000,000 principal amount of senior secured credit facilities (the "Credit Facilities") in the form of (a) four Senior Secured Term Loan Facilities to be provided to the Borrower in an aggregate principal amount of $140,000,000 (the "Term Loan Facilities"), such aggregate principal amount to be allocated between (i) a Tranche A Term Loan Facility in an aggregate principal amount of $25,000,000 (the "Tranche A Term Loan Facility"), (ii) a Tranche B Term Loan Facility in an aggregate principal amount of $45,000,000 (the "Tranche B Term Loan Facility"), (iii) a Tranche C Term Loan Facility in an aggre-gate principal amount of $40,000,000 (the "Tranche C Term Loan Facility") and (iv) a Deferred Draw Term Loan Facility in an aggregate principal amount of $30,000,000 (the "Deferred Draw Term Loan Facility"), to be drawn at a time or times subsequent to the consummation of the Transaction, and (b) a Revolving Credit Facility to be provided to the Borrower in an aggregate principal amount of $50,000,000 (the "Revolving Facility"), a portion of which, not to exceed $23,000,000, may be drawn at the time of the consummation of the Transaction (the "Initial Revolver Drawdown"). The proceeds of borrowings under the Tranche A, Tranche B and Tranche C Term Loan Facilities and the Initial Revolver Drawdown, together with the cash on hand fol-lowing the Transaction, will be available (i) to finance the Recapitalization and the fees and expenses related thereto,
(ii) for the prepayment of approximately $5,700,000 of existing indebtedness, which figure includes the aggregate principal amount of the Borrower's 10% Senior Notes Due 1998 and 10.09% Senior Notes Due 1998, including fees, expenses and penalties in connection therewith (the "Debt Repayment") and (iii) to pay other fees and expenses in connection with the Transaction.
The Deferred Draw Term Loan Facility will be available at a time or times subsequent to the consummation of the Transaction for the payment of predetermined capital expenditures of the Borrower and the remaining amounts available under the Revolv-ing Facility will be available for the working capital require-ments and general corporate purposes of the Borrower and let-ters of credit.

          Accordingly, subject to the terms and conditions set forth below, Merrill Lynch hereby agrees with you as follows:

          1. Commitments. Merrill Lynch hereby commits to provide the Tranche A Term Loan Facility, the Tranche B Term Loan Facility, the Tranche C Term Loan Facility, the Deferred Draw Term Loan Facility and the Revolving Facility upon the terms and subject to the conditions set forth or referred to herein, in the fee letter (the "Fee Letter") dated the date hereof and delivered to the Borrower and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

          It is a condition of Merrill Lynch's commitment here-under that Merrill Lynch act as sole and exclusive arranger and documentation agent (the "Agent") for the Credit Facilities, it being understood and agreed that the Agent will perform all functions and exercise all authority (including, without limi-tation, (a) serving as sole manager of the syndication effort,
(b) selecting counsel for the Agent and (c) negotiating defini-tive credit documentation) customarily performed and exercised by agent banks in such capacity. It is agreed that the appointment of any co-agents for the Credit Facilities would be subject to the prior approval of Merrill Lynch after consulta-tion with you. The co-agent title and other titles awarded to syndicate participants would not entail any role with respect to the matters referred to in this paragraph, without the prior consent of Merrill Lynch. Each of Merrill Lynch and the Bor-rower acknowledges and agrees that Merrill Lynch may appoint, after consultation with you, a Lender (as defined) to act as an administrative and collateral agent (the "Administrative Agent") to perform such ministerial and administrative func-tions as are customary for the transactions contemplated hereby and by the Credit Facilities.

          2. Syndication. Merrill Lynch reserves the right and intends, prior to the execution of definitive documentation for the Credit Facilities, after consultation with the Bor-rower, to syndicate a portion of its commitment to one or more financial institutions (Merrill Lynch and such financial insti-tutions being referred to herein as the "Lenders") that will become parties to the definitive credit documentation for the Credit Facilities and, in that connection, promptly following your acceptance of Merrill Lynch's commitments hereunder, Merrill Lynch will commence the syndication of the Credit Facilities to such other Lenders. The Borrower agrees that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Credit Facilities. It is understood and agreed that the amount and distribution of the fees referred to herein among the Lenders and to any Administrative Agent will be at Merrill Lynch's sole discretion. It is understood and agreed that Merrill Lynch will manage all aspects of the syndi-cation, including, without limitation, decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate, any naming rights (including the naming of co-agents, subject to your reasonable approval) and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across facilities among Lenders).

          You agree to assist actively and in a timely manner Merrill Lynch in its efforts to achieve syndication of the Credit Facilities. The syndication efforts will be accom-plished by a variety of means, including direct contact during the syndication between senior management (including, but not limited to, the chief executive officer and chief financial officer of the Borrower) and advisors and affiliates of the Borrower on the one hand and the proposed syndicate Lenders on the other hand. To assist Merrill Lynch in its syndication efforts, you agree that you will, promptly, upon Merrill
Lynch's request, (a) provide, and cause your affiliates and advisors to provide, to Merrill Lynch all information reasonably deemed necessary by Merrill Lynch to complete successfully the syndication, including but not limited to, information and projections (including, without limitation, any updated projec-tions requested by Merrill Lynch) prepared by you or on your behalf relating to the transactions contemplated hereby, and
(b) to assist, and to cause your affiliates and advisors to assist, Merrill Lynch in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication, including making available representatives of the Borrower and its subsidiaries. Your assistance in connection with the syndication will also include, if Merrill Lynch so requests, your assisting Merrill Lynch in obtaining for the Borrower (at the sole expense of the Borrower) credit ratings from one or more nationally recognized rating agencies. It is understood and agreed that Merrill
Lynch shall be entitled, with your prior written consent,
(a) to change the structure, terms and conditions of any of the Credit Facilities as described herein and in the Term Sheet (provided that the aggregate principal amount of the Credit Facilities, taken as a whole, remains the same) and (b) to eliminate any of the Credit Facilities (provided that the aggregate commitments under the Credit Facilities remain the same), if Merrill Lynch deems such actions advisable in order to ensure a successful syndication or an optimal credit structure.

          To ensure an orderly and effective syndication of the Credit Facilities, you agree that, until the termination of the syndication (as determined by Merrill Lynch), you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) without the prior written consent of Merrill Lynch.

          3. Fees. As consideration for Merrill Lynch's com-mitment hereunder and its agreement to arrange, manage, struc-ture and syndicate the Credit Facilities, you agree to pay to Merrill Lynch the fees as set forth in the Term Sheet and in the Fee Letter. You agree that, once paid, such fees and any part thereof shall be nonrefundable under any and all circum-stances and regardless of whether the transactions or borrow-



ings contemplated hereby are consummated. All such fees shall be paid by wire transfer of immediately available funds in United States dollars.

          4. Conditions. Merrill Lynch's commitment hereun-der is subject to the negotiation, execution and delivery of definitive documentation with respect to the Credit Facilities satisfactory in all respects to Merrill Lynch and its counsel. Such definitive documentation shall reflect the terms and con-ditions set forth herein and in the Term Sheet and contain such other indemnities, covenants, representations and warranties, events of default, conditions precedent, security arrangements and other terms and conditions as are satisfactory to Merrill Lynch and the Borrower. Those matters that are not covered by or made clear under the provisions hereof or of the Term Sheet are subject to the approval and agreement of Merrill Lynch and you (it being understood that the terms and conditions of the definitive documentation with respect to the Credit Facilities shall not be inconsistent with the terms and conditions set forth herein).

          Merrill Lynch's commitment hereunder is also subject to (a) there not having occurred or becoming known (i) any material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency or prospects of the Borrower (either before or after giving effect to the Transaction) except as contemplated hereby since February 25, 1995, (ii) any transac-tion entered into by the Borrower, other than in the ordinary course of business that is or would be material and adverse to the Borrower (either before or after giving effect to the Transaction and except as contemplated hereby) since
February 25, 1995, or (iii) any dividend or other distribution of any kind declared, paid or made by the Borrower since February 25, 1995; provided that the Borrower may pay its regu-lar quarterly dividend of $.07 per share of Common Stock as per its ordinary course of business, (b) there not having occurred and continuing a material disruption of or material adverse change in financial, banking or capital market conditions gen-erally since the date hereof that, individually or in the aggregate, in the judgment of Merrill Lynch, would have a mate-rial adverse effect on the successful syndication of the Credit Facilities and (c) the compliance with, to the satisfaction of Merrill Lynch, the other terms and conditions set forth or referred to herein and in the Term Sheet.

          5. Information and Investigations. You hereby rep-resent and covenant that (a) all Information and data (exclud-ing financial projections) concerning the Borrower and the transactions contemplated hereby (the "Information") that have been made or will be prepared by or on behalf of you or any of your affiliates or authorized representatives or advisors and that have been or will be made available to Merrill Lynch by you or on your behalf in connection with the transactions con-templated hereby (as such Information may be supplemented from time to time) is and will be complete and correct in all mate-rial respects and does not and will not, taken as a whole, con-tain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all financial pro-jections concerning the Borrower and the transactions contem-plated hereby (the "Projections") that have been prepared by or on behalf of you or any of your affiliates or authorized repre-sentatives and that have been or will be made available to Merrill Lynch by you or on behalf of you or any of your affili-ates or authorized representatives or advisors in connection with the transactions contemplated hereby (as such Projections may be supplemented from time to time) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the closing of the Credit Facilities and, if requested by Merrill Lynch, for a reasonable period thereafter necessary to complete the syndica-tion of the Credit Facilities so that the representation and covenant in the preceding sentence remain correct in all mate-rial respects. In arranging the Credit Facilities, including the syndication of the Credit Facilities, Merrill Lynch will be using and relying primarily on the Information and the Projec-tions without independent check or verification thereof.

          Merrill Lynch's commitment hereunder is based upon the accuracy and completeness of the financial and other infor-mation provided to us by or on behalf of the Borrower. If Merrill Lynch's ongoing due diligence investigation discloses information, or Merrill Lynch otherwise discovers information not previously disclosed to it, that it believes has had or could have, individually or in the aggregate, a materially adverse impact on (a) the business, assets, liabilities (con-tingent or otherwise) operations, condition (financial or otherwise), solvency, prospects or material agreements of the Borrower (before or after giving effect to the transactions contemplated hereby) or (b) on the tax or accounting consequences of the Transaction, then Merrill Lynch (i) shall be entitled to decline to participate in the financing contem-plated hereby or (ii) may, in its sole discretion, suggest alternative financing amounts or structures that ensure ade-quate protection for it and the other Lenders.

          6. Indemnification. By executing this Commitment Letter, you agree to indemnify and hold harmless Merrill Lynch and each of the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling per-sons (Merrill Lynch and each such other person being an "Indem-nified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which any such Indemnified Party may become subject arising out of or in con-nection with or relating to this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facilities, the loans under the Credit Facilities, the use of proceeds of any such loan, the Transaction or any related transaction and the performance by the Indemnified Party of the services contemplated by this Commitment Letter and will reimburse any such Indemnified Party for any and all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investi-gation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Borrower. Notwithstanding the foregoing, this Section 6 will be superseded by, and will no longer have any effect on the rights and obligations of the parties hereto, following the execution, if any, of the definitive credit docu-mentation for the Credit Facilities concurrent with the consum-mation of the Transaction. The Borrower will not be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Par-ty's bad faith or gross negligence.

          The Borrower agrees that, without Merrill Lynch's prior written consent, it will not settle, compromise or con-sent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Commitment Letter (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compro-mise or consent includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

          In the event that an Indemnified Party in the employ-of Merrill Lynch is requested or required to appear as a wit-ness in any action brought by or on behalf of or against the Borrower or any affiliate of the Borrower in which such Indem-nified Party is not named as a defendant, the Borrower agrees to reimburse Merrill Lynch for all expenses incurred by it in connection with such Indemnified Party's appearing and prepar-ing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to reimburse Merrill Lynch in an aggregate amount, not to exceed $20,000.

          7. Costs and Expenses. By executing this Commit-ment Letter, you agree to reimburse Merrill Lynch from time to time, upon demand for all reasonable out-of-pocket expenses (including, without limitation, expenses of Merrill Lynch's due diligence investigation, consultants' fees (if such consultants are engaged by Merrill Lynch), syndication expenses, appraisal and valuation fees and expenses, travel expenses and the rea-sonable fees, disbursements and other charges of counsel) incurred in connection with the Credit Facilities and the prep-aration of this Commitment Letter, the Term Sheet, the Fee Let-ter, the definitive documentation for the Credit Facilities and the security arrangements in connection therewith.

          8. Confidentiality. You agree that you will not disclose this Commitment Letter, the Fee Letter, the contents of any of the foregoing or Merrill Lynch's activities pursuant hereto or thereto to any person without the prior written con-sent of Merrill Lynch, except that you may disclose this Com-mitment Letter, the Fee Letter and the contents hereof and thereof (i) to your officers, directors, employees, auditors, attorneys and advisors on a confidential and need-to-know basis, (ii) to the members of the board of directors of the Borrower and their attorneys and advisors on a confidential need-to-know basis and (iii) as required by applicable law (including, but not limited to, the Securities Exchange Act of 1934, as amended, as it relates to the Borrower) or compulsory legal process.

          9. Termination. In the event that either (i) the initial borrowing in respect of the Credit Facilities does not occur on or before October 31, 1995 or (ii) the circumstances described under the second paragraph of paragraph 5 shall have occurred or (iii) any circumstance described in clause (a) or
(b) of the second paragraph of paragraph 4 shall have occurred,



this Commitment Letter and Merrill Lynch's commitments hereun-der shall terminate unless Merrill Lynch shall, in its discre-tion, agree to an extension. Notwithstanding the foregoing, the compensation, reimbursement, indemnification and confiden-tiality provisions hereof and of the Term Sheet and the Fee Letter shall survive any termination of this Commitment Letter or Merrill Lynch's commitments hereunder.

          10. Assignment, Etc. This Commitment Letter and Merrill Lynch's commitments hereunder shall not be assignable by you without the prior written consent of Merrill Lynch, and any attempted assignment shall be void. Merrill Lynch may (in its sole discretion) perform any of its duties hereunder through any of its affiliates and you will owe any related duties (including those set forth in paragraph 2 above) to any such affiliate. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

          11. Governing Law. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to principles of conflicts of law).

          12. Execution in Counterparts. This Commitment Let-ter may be executed in any number of counterparts and by dif-ferent parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          13. Amendments, Etc. No amendment or waiver of any provision of this Commitment Letter, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto and then any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

          14. Waiver of Jury Trial. Each of you and Merrill Lynch (in each case on its own behalf and, to the extent per-mitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the transactions contem-plated by this Commitment Letter, or the performance by Merrill Lynch of the services contemplated by, this Commitment Letter.

          Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to Merrill Lynch the two enclosed duplicate originals of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on June 14, 1995, at which time Merrill Lynch's commitments here under will expire in the event Merrill Lynch has not received such executed duplicate originals.

                              Very truly yours,

                              MERRILL LYNCH CAPITAL CORPORATION



                              By:  /s/ Christopher Birosak
                                   Name:   Christopher Birosak
                                   Title:  Vice President


Accepted and agreed to as of
the date first above written:

VB INVESTMENT CORPORATION


By:  /s/ John M. Roth
     Name:   John M. Roth
     Title:  Vice President






CONFIDENTIAL                                          EXHIBIT A



                SUMMARY OF TERMS AND CONDITIONS


                  LILLIAN VERNON CORPORATION
                $190,000,000 Credit Facilities


Borrower:                          Lillian Vernon Corporation,
                                   a Delaware corporation (the
                                   "Borrower").

Guarantors:                        Each of the Borrower's
                                   direct and indirect subsid-
                                   iaries (existing or here-
                                   after acquired, including
                                   Lillian Vernon Interna-
                                   tional, Ltd. ("LVI") and
                                   Lillian Vernon Fulfillment
                                   Services, Inc. ("LVFS")
                                   (collectively, the "Guaran-
                                   tors")) shall uncondition-
                                   ally guarantee all obliga-
                                   tions of the Borrower under
                                   the definitive agreement and
                                   documentation of the credit
                                   facilities (the "Credit
                                   Agreement").  For the pur-
                                   poses of this summary, the
                                   Borrower shall include the
                                   Guarantors, unless the con-
                                   text otherwise requires.

Facilities:                        (A) Senior Secured Term Loan
                                   Facilities in an aggregate
                                   principal amount of
                                   $140,000,000 (the "Term Loan
                                   Facilities"), such aggregate
                                   principal amount to be allo-
                                   cated between (i) a
                                   Tranche A Term Loan Facility
                                   in an aggregate principal
                                   amount of $25,000,000 (the
                                   "Tranche A Term Loan Facil-
                                   ity"), (ii) a Tranche B Term
                                   Loan Facility in an aggre-
                                   gate principal amount of
                                   $45,000,000 (the "Tranche B
                                   Term Loan Facility"),
                                   (iii) a Tranche C Term Loan
                                   Facility in an aggregate
                                   principal amount of
                                   $40,000,000 (the "Tranche C
                                   Term Loan Facility"), and
                                   (iv) a Deferred Draw Term
                                   Loan Facility in an aggre-
                                   gate principal amount of
                                   $30,000,000 (the "Deferred
                                   Draw Term Loan Facility").

                                   (B) Senior Secured Revolving
                                   Credit Facility in an aggre-
                                   gate principal amount of
                                   $50,000,000 (the "Revolving
                                   Facility" and, together with
                                   the Term Loan Facilities,
                                   the "Credit Facilities"), of
                                   which up to $12,000,000 will
                                   be available as a letter of
                                   credit facility.

Purpose:                           The proceeds of the Tranche
                                   A, Tranche B and Tranche C
                                   Term Loan Facilities (the
                                   "Initial Term Loan Facili-
                                   ties") and a portion of the
                                   proceeds, not to exceed
                                   $23,000,000, of the Revolv-
                                   ing Facility to be drawn
                                   down upon the consummation
                                   of the Transaction (as
                                   defined below) (the "Initial
                                   Revolver Drawdown"),
                                   together with cash on hand
                                   following the recapitaliza-
                                   tion of a portion of the
                                   outstanding common stock
                                   (the "Recapitalization") of
                                   the Borrower through a
                                   merger of VB Investment Cor-
                                   poration, a Delaware corpo-



                                   ration ("VBI"), formed by
                                   Freeman Spogli & Co. Incor-
                                   porated, a California
                                   corporation ("Freeman
                                   Spogli"), and/or by one or
                                   more affiliates of Freeman
                                   Spogli (collectively, the
                                   "Investor"), with and into
                                   the Borrower (the "Merger"
                                   and, together with the
                                   Recapitalization, the
                                   "Transaction"), will be used
                                   solely (i) to finance the
                                   Recapitalization and the
                                   fees and expenses related
                                   thereto, (ii) for the pre-
                                   payment of approximately
                                   $5,700,000 of existing
                                   indebtedness, which figure
                                   includes the aggregate prin-
                                   cipal amount of the Borrow
                                   er's 10% Senior Notes Due
                                   1998 and 10.09% Senior Notes
                                   Due 1998, including fees,
                                   expenses and penalties in
                                   connection therewith (the
                                   "Debt Repayment") and
                                   (iii) to pay other fees and
                                   expenses in connection with
                                   the Transaction.

                                   The Deferred Draw Term Loan
                                   Facility shall be used at a
                                   time or times subsequent to
                                   the consummation of the
                                   Transaction for the payment
                                   of predetermined Capital
                                   Expenditures (as defined
                                   below).

                                   The remaining amounts avail-
                                   able under the Revolving
                                   Facility shall be used
                                   solely to provide for the
                                   working capital requirements
                                   and general corporate pur-
                                   poses of the Borrower and
                                   letters of credit.

Agent: Merrill Lynch will act as sole and exclusive arranger and documentation agent (the
                                   "Agent") for a syndicate of
                                   financial institutions (the
                                   "Lenders").

Administrative Agent:              A Lender or other financial
                                   institution to be selected
                                   by Merrill Lynch in consul-
                                   tation with the Borrower.

Final Maturity and Amortization:   (A) The Tranche A Term Loan
                                   Facility will mature five
                                   and one-half years following
                                   the date of execution of the
                                   Credit Agreement (the "Clos-
                                   ing Date"), (B) the Tranche
                                   B Term Loan Facility will
                                   mature seven and one-half
                                   years following the Closing
                                   Date, (C) the Tranche C Term
                                   Loan Facility will mature
                                   eight and one-half years
                                   following the Closing Date,
                                   and (D) the Deferred Draw
                                   Term Loan Facility will
                                   mature six and one-half
                                   years following the Closing
                                   Date.

                                   Amounts outstanding under
                                   the Term Loan Facilities
                                   will amortize on the dates
                                   and in the amounts set forth
                                   on Schedule I attached
                                   hereto.

                                   (E) The Revolving Facility
                                   will mature five and one-
                                   half years following the
                                   Closing Date.

Availability:                      (A) (i) The Initial Term
                                   Loan Facilities will be
                                   available for the purpose
                                   described above in a single



                                   drawing on the Closing Date
                                   and (ii) the Deferred Draw
                                   Term Loan will be available
                                   at a time or times subse-
                                   quent to the Closing Date
                                   for the specific capital
                                   expenditures to be set forth
                                   in a Schedule to the Credit
                                   Agreement (the "Capital
                                   Expenditures"); provided
                                   that, in the event payment
                                   of any such Capital Expendi-
                                   ture is made from a source
                                   other than the Deferred Draw
                                   Term Loan Facility, the
                                   availability for borrowings
                                   thereunder shall be
                                   decreased by the amount of
                                   such Capital Expenditure.
                                   Amounts borrowed under the
                                   Term Loan Facilities that
                                   are repaid or prepaid may
                                   not be reborrowed.

                                   (B) The Initial Revolver
                                   Drawdown will be available
                                   upon the consummation of the
                                   Transaction and the remain-
                                   ing amounts available under
                                   the Revolving Facility will
                                   be available in amounts not
                                   exceeding the Borrowing Base
                                   and in accordance with the
                                   Cleandown provisions, each
                                   as described below, in the
                                   form of revolving loans and
                                   letters of credit subsequent
                                   to the thirtieth business
                                   day following the first
                                   Cleandown Payment (as
                                   defined below) and until 30
                                   business days prior to the
                                   final maturity of the
                                   Revolving Facility.  Amounts
                                   repaid under the Revolving
                                   Facility may be reborrowed.
                                   During the term of the
                                   Revolving Facility the Bor-
                                   rower must repay all loans
                                   outstanding in excess of (x)
                                   $15,000,000 during the first
                                   fiscal year, which includes
                                   the Closing Date,
                                   (y) $12,000,000 during the
                                   second fiscal year and
                                   (z) $10,000,000 during each
                                   fiscal year thereafter and
                                   may not make drawings there
                                   under in excess of
                                   $15,000,000 in the case of
                                   (x) above, $12,000,000 in
                                   the case of (y) above or
                                   $10,000,000 in the case of
                                   (z) above, for 30 consecu-
                                   tive days following the date
                                   of such Cleandown Payment.

Borrowing Base:                    The Borrowing Base at any
                                   time shall be equal to the
                                   sum of (a) 85% of Eligible
                                   Accounts Receivable (to be
                                   defined in the Credit Agree-
                                   ment) at such time and
                                   (b) 60% of Eligible Inven-
                                   tory (to be defined in the
                                   Credit Agreement) at such
                                   time.

                                   The Borrowing Base will be
                                   computed monthly by the Bor-
                                   rower and a certificate pre-
                                   senting the Borrower's com-
                                   putation will be delivered
                                   to the Agent promptly, but
                                   in no event later than the
                                   15th day of the following
                                   month.

Letters of Credit:                 Letters of credit under the
                                   Revolving Facility will be
                                   issued by a Lender selected
                                   by the Agent satisfactory to
                                   the Borrower (in such
                                   capacity, the "L/C Lender").
                                   Each standby letter of
                                   credit shall expire no later



                                   than the earlier of
                                   (a) twelve months after its
                                   date of issuance and (b) the
                                   thirtieth business day prior
                                   to the final maturity of the
                                   Revolving Facility.  Each
                                   standby letter of credit may
                                   contain "evergreen" provi-
                                   sions whereby such letter of
                                   credit will, upon request of
                                   the Borrower to the L/C
                                   Lender not more than 30 days
                                   prior to the scheduled
                                   maturity date, be extended
                                   for up to an additional
                                   twelve months so long as no
                                   Default or Event of Default
                                   has occurred and is continu-
                                   ing and provided such letter
                                   of credit matures not more
                                   than thirty business days
                                   prior to the thirtieth busi-
                                   ness day prior to the final
                                   maturity of the Revolving
                                   Facility.  Each trade letter
                                   of credit shall expire no
                                   later than the earlier of
                                   (a) 270 days after its date
                                   of issuance and (b) the
                                   thirtieth business day prior
                                   to the final maturity of the
                                   Revolving Facility.

                                   Drawings under any letter of
                                   credit shall be reimbursed
                                   by the Borrower not later
                                   than the next business day.
                                   To the extent that the Bor-
                                   rower does not reimburse the
                                   L/C Lender on the next busi-
                                   ness day, the Lenders under
                                   the Revolving Facility shall
                                   be irrevocably obligated to
                                   reimburse the L/C Lender pro
                                   rata based upon their
                                   respective Revolving Facil-
                                   ity commitments, with the
                                   amount of such reimbursement
                                   payment being deemed to be a
                                   drawing under the Revolving
                                   Facility.

                                   The issuance of all letters
                                   of credit shall be subject
                                   to the customary procedures
                                   of the L/C Lender.

Interest Rates and Fees:           Interest rates and fees in
                                   connection with the Credit
                                   Facilities will be as speci-
                                   fied on Schedule II attached
                                   hereto.

                                   The Borrower will be enti-
                                   tled to make borrowings
                                   based on the Base Rate or
                                   Adjusted LIBOR (each as
                                   defined on Schedule II), and
                                   may select interest periods
                                   of one, two, three or six
                                   months for Adjusted LIBOR
                                   borrowings.

Default Rate:                      The applicable interest rate
                                   plus 2% per annum.

Guarantees:                        The Credit Facilities and
                                   the obligations of the Bor-
                                   rower under each approved
                                   interest rate protection
                                   agreement entered into with
                                   a Lender will be uncondi-
                                   tionally guaranteed by the
                                   Guarantors (the "Guar-
                                   antees").

Security:                          The Credit Facilities, the
                                   related Guarantees, as
                                   applicable, and the obliga-
                                   tions of the Borrower under
                                   each approved interest rate
                                   protection agreement entered
                                   into with a Lender will be
                                   secured by the following
                                   (none of which shall be sub-
                                   ject to any other liens,



                                   except for customary excep-
                                   tions and as agreed to by
                                   the Lenders and permitted
                                   under the Credit Agreement):
                                   (a) a perfected first pri-
                                   ority lien on, and pledge
                                   of, all the capital stock
                                   and intercompany debt of
                                   each existing and each sub-
                                   sequently acquired or orga-
                                   nized direct or indirect
                                   subsidiary of the Borrower,
                                   including LVI and LVFS;

                                   (b) perfected first priority
                                   liens on, and security
                                   interests in, the following
                                   (subject to exceptions to be
                                   agreed upon): all inventory,
                                   machinery, equipment, pat-
                                   ents, trademarks, accounts
                                   receivable and other per-
                                   sonal property of the Bor-
                                   rower and of each existing
                                   and each subsequently
                                   acquired or organized direct
                                   or indirect subsidiary of
                                   the Borrower, including LVI
                                   and LVFS; and (c) first pri-
                                   ority mortgages on and other
                                   perfected first priority
                                   liens on, and security
                                   interests in, the real
                                   estate of the Borrower and
                                   each existing and each sub-
                                   sequently acquired subsid-
                                   iary of the Borrower,
                                   including LVI and LVFS
                                   (collectively, the
                                   "Security").

                                   The Credit Facilities will
                                   provide for the release of
                                   certain of such Security in
                                   the event the Borrower
                                   obtains Qualified Refinanc-
                                   ing Indebtedness (to be
                                   defined in the Credit Agree-
                                   ment) in respect of its
                                   warehouse and distribution
                                   center (including the annex)
                                   and certain assets related
                                   thereto.

Mandatory Prepayments/             Subject to the immediately
Reductions in Commitments:         succeeding paragraph, the
                                   Credit Facilities will be
                                   prepaid with (a) 75% of
                                   Excess Cash Flow (to be
                                   defined); provided that such
                                   percentage shall decline to
                                   not less than 50% in accor-
                                   dance with a reduction in
                                   the Borrower's Ratio of
                                   Total Debt to Consolidated
                                   EBITDA, (b) 100% of the net
                                   proceeds (including insur-
                                   ance proceeds) of certain
                                   nonordinary course asset
                                   sales, (c) 100% of the net
                                   proceeds of the issuance or
                                   incurrence of certain debt
                                   or of any sale and
                                   lease-back and (d) 100% of
                                   the net proceeds from any
                                   issuance of certain equity
                                   securities in any public
                                   offering or private place
                                   ment or from any capital
                                   contribution (other than in
                                   connection with the Transac-
                                   tion).  All mandatory pre-
                                   payments will be credited in
                                   inverse order of maturity
                                   against the remaining sched-
                                   uled amortization payments
                                   under the Term Loan Facili-
                                   ties and credited pro rata
                                   against the remaining sched-
                                   uled amortization payments
                                   among the Term Loan Facili-
                                   ties.  All payments of the
                                   Term Loan Facilities shall
                                   be made on a pro rata basis
                                   as between the Term Loan
                                   Facilities, except that the



                                   holders of loans under the
                                   Tranche B and Tranche C Term
                                   Loan Facilities may decline
                                   to receive their pro rata
                                   portion of such prepayments
                                   and the amounts declined
                                   shall be applied to make
                                   additional prepayments of
                                   loans under the other Term
                                   Loan Facilities on a pro-
                                   rata basis until no such
                                   loans remain outstanding.

Voluntary Prepayments/             (A) Term Loan Facilities:
Reductions in Commitments:         Permitted in whole or in
                                   part at the option of the
                                   Borrower, in a minimum prin-
                                   cipal amount of $1,000,000
                                   and in multiples of
                                   $500,000, without premium or
                                   penalty, only on the last
                                   day of the relevant Interest
                                   Period.  Voluntary prepay-
                                   ments under the Term Loan
                                   Facilities will be applied,
                                   (a) first, in any six month
                                   period prior to a scheduled
                                   amortization payment,
                                   against such scheduled amor-
                                   tization payment and
                                   (b) second, pro rata against
                                   the remaining scheduled
                                   amortization payments among
                                   the Term Loan Facilities and
                                   credited pro rata against
                                   the remaining scheduled
                                   amortization payments under
                                   the Term Loan Facilities.

                                   (B) Revolving Facility:
                                   Voluntary reduction of the
                                   unutilized portion of the
                                   Revolving Facility commit-
                                   ments and voluntary prepay-
                                   ments of loans under the
                                   Revolving Facility will be
                                   permitted only on the last
                                   day of the relevant Interest
                                   Period, without premium or
                                   penalty, in a minimum prin-
                                   cipal amount of $1,000,000
                                   and in multiples of
                                   $500,000.

Conditions to Effectiveness        The effectiveness of the
and to Initial Borrowing:          loan documentation for the
                                   Credit Facilities and the
                                   borrowings thereunder shall
                                   be subject to conditions
                                   precedent that are usual for
                                   facilities and transactions
                                   of this type, to those spec-
                                   ified below and to such
                                   additional conditions prece-
                                   dent as may be required by
                                   Merrill Lynch (all such con-
                                   ditions to be satisfied in a
                                   manner satisfactory in all
                                   respects to Merrill Lynch
                                   and the Borrower), including
                                   but not limited to execution
                                   and delivery of definitive
                                   documentation acceptable in
                                   form and substance to
                                   Merrill Lynch; delivery of
                                   borrowing certificates and
                                   written legal opinions;
                                   delivery of financial state-
                                   ments; receipt of valid
                                   security interests as con-
                                   templated hereby; accuracy
                                   of representations and war-
                                   ranties; absence of defaults
                                   and material litigation;
                                   evidence of authority, gov-
                                   ernmental and other neces-
                                   sary approvals; compliance
                                   with laws; adequate insur-
                                   ance and payment of fees.

                                   In addition, the initial
                                   borrowings thereunder will
                                   be subject to the following
                                   additional conditions:

                                   (i) The terms, conditions



                                   and structure of the Trans-
                                   action (and the documenta-
                                   tion therefor) shall be in
                                   form and substance satisfac-
                                   tory to Merrill Lynch,
                                   including, without limita-
                                   tion, (a) the sufficiency of
                                   the Guarantees, (b) the
                                   terms and conditions of the
                                   agreement for the Merger and
                                   (c) the indemnities, repre-
                                   sentations and warranties
                                   set forth in all such
                                   documentation.

                                   (ii) Merrill Lynch shall be
                                   satisfied that there has
                                   been no adverse change in
                                   the amount of cash proceeds
                                   from the Recapitalization
                                   and the proceeds available
                                   pursuant to the Credit
                                   Facilities as set forth in
                                   the Commitment Letter, such
                                   that such proceeds are
                                   insufficient to effect the
                                   Transaction, to pay all fees
                                   and expenses in connection
                                   with the Transaction and to
                                   provide for the ongoing
                                   working capital needs of the
                                   Borrower.

                                   (iii) On the Closing Date,
                                   each element of the Transac-
                                   tion shall have been consum-
                                   mated in accordance with the
                                   terms hereof and the terms
                                   set forth in the agreement
                                   and plan of merger dated as
                                   of the date hereof.  All
                                   obligations of the Borrower
                                   with respect to the existing
                                   indebtedness, including the
                                   Debt Repayment, shall be
                                   repaid in full (or provision
                                   made therefor) to the satis-
                                   faction of Merrill Lynch and
                                   all lending commitments
                                   thereunder terminated to the
                                   satisfaction of Merrill
                                   Lynch with all security
                                   interests in favor of exist-
                                   ing lenders being uncondi-
                                   tionally released.

                                   (iv) Merrill Lynch shall be
                                   satisfied that there has
                                   been no material adverse
                                   change in the tax or
                                   accounting consequences of
                                   the Transaction since the
                                   date hereof.

                                   (v) All requisite third par-
                                   ties shall have approved or
                                   consented to the Transaction
                                   and the other transactions
                                   contemplated hereby to the
                                   extent required, which lack
                                   of consent would in the
                                   judgment of Merrill Lynch,
                                   singly or in the aggregate,
                                   involve a reasonable possi-
                                   bility of a material adverse
                                   effect on the condition
                                   (financial or otherwise),
                                   operations, business,
                                   assets, liabilities (contin-
                                   gent or otherwise) or pros-
                                   pects of the Borrower taken
                                   as a whole or the ability of
                                   the Borrower and the Guaran-
                                   tors to fully and timely
                                   perform each of its
                                   obligations under the Credit
                                   Agreement, or the ability of
                                   the parties to consummate
                                   the financing or the other
                                   transactions contemplated
                                   hereby or the validity or
                                   enforceability of any of the
                                   definitive credit documenta-
                                   tion or the rights, remedies
                                   and benefits available to
                                   the Agent and the Lenders



                                   under the Credit Agreement,
                                   and there shall be no gov-
                                   ernmental or judicial
                                   action, actual or threat-
                                   ened, that would, singly or
                                   in the aggregate, reasonably
                                   restrain, prevent or impose
                                   burdensome conditions on the
                                   transactions contemplated
                                   hereby.

                                   (vi) There shall be no liti-
                                   gation or administrative
                                   proceedings or other legal
                                   or regulatory developments,
                                   actual or overtly threat-
                                   ened, that, in the judgment
                                   of Merrill Lynch, singly or
                                   in the aggregate, involve a
                                   reasonable possibility of a
                                   material adverse effect on
                                   the condition (financial or
                                   otherwise), operations,
                                   business, assets, liabili-
                                   ties (contingent or other
                                   wise) or prospects of the
                                   Borrower taken as a whole or
                                   the ability of the Borrower
                                   and the Guarantors to fully
                                   and timely perform each of
                                   its obligations under the
                                   Credit Agreement and the
                                   documentation pursuant
                                   thereto, or the ability of
                                   the parties to consummate
                                   the financing or the other
                                   transactions contemplated
                                   hereby or the validity or
                                   enforceability of any of the
                                   definitive credit documenta-
                                   tion or the rights, remedies
                                   and benefits available to
                                   the Agent and the Lenders
                                   under the Credit Agreement,
                                   or which would be materially
                                   inconsistent with the stated
                                   assumptions underlying the
                                   Projections.

                                   (vii) Merrill Lynch shall be
                                   satisfied that there has
                                   been no material adverse
                                   change in the amount and
                                   nature of any environmental
                                   and employee health and
                                   safety exposures and tax and
                                   other contingent liabilities
                                   to which the Borrower may be
                                   subject, and the plans of
                                   the Borrower with respect
                                   thereto since the date
                                   hereof.

                                   (viii) Merrill Lynch shall
                                   have received such other
                                   legal opinions, corporate
                                   documents and other instru-
                                   ments and/or certificates as
                                   they may reasonably request.

                                   (ix) There shall be no mate-
                                   rial adverse change in the
                                   business, assets, liabili-
                                   ties (contingent or other
                                   wise), operations, condition
                                   (financial or otherwise),
                                   solvency or prospects of the
                                   Borrower (either before or
                                   after giving effect to the
                                   Transaction) except as con-
                                   templated hereby since Feb-
                                   ruary 25, 1995.

Representations and Warranties:    Customary for facilities
                                   similar to the Credit Facil-
                                   ities and such additional
                                   representations and warran-
                                   ties as may be required by
                                   the Agent, including, but
                                   not limited to, no Default
                                   or Event of Default; absence
                                   of material adverse change;
                                   receipt of financial state
                                   ments (including pro forma
                                   financial statements);
                                   absence of undisclosed lia-



                                   bilities or material contin-
                                   gent liabilities not known
                                   to Agent prior to the date
                                   hereof; compliance with Fed-
                                   eral Reserve Board regula-
                                   tions (including margin reg-
                                   ulations); compliance with
                                   laws (including environmen-
                                   tal laws and ERISA); sol-
                                   vency; no conflicts with
                                   laws, charter documents or
                                   agreements; good standing;
                                   inapplicability of the
                                   Investment Company Act of
                                   1940 and the Public Utility
                                   Holding Company Act of 1935;
                                   payment of taxes; ownership
                                   of properties; absence of
                                   liens and security
                                   interests.

Affirmative Covenants:             Customary for facilities
                                   similar to the Credit Facil-
                                   ities, including but not
                                   limited to maintenance of
                                   corporate existence and
                                   rights; compliance with
                                   laws; performance of obliga-
                                   tions; maintenance of prop-
                                   erties in good repair; main-
                                   tenance of appropriate and
                                   adequate insurance; inspec-
                                   tion of books and proper-
                                   ties; payment of taxes and
                                   other liabilities; notice of
                                   defaults; litigation and
                                   other adverse action; deliv-
                                   ery of financial statements
                                   as normally prepared by the
                                   Borrower, financial projec-
                                   tions as normally prepared
                                   by the Borrower in connec-
                                   tion with the preparation of
                                   its annual budget, and com-
                                   pliance certificates; and
                                   further assurances.

Negative Covenants:                Customary for facilities
                                   similar to the Credit Facil-
                                   ities and such others as may
                                   be required by the Agent,
                                   including but not limited to
                                   limitations on indebtedness;
                                   limitations on liens; limi-
                                   tations on loans, invest-
                                   ments and joint ventures;
                                   limitations on guarantee or
                                   other contingent obliga-
                                   tions; limitations on
                                   restricted payments (includ-
                                   ing limitations on divi-
                                   dends, redemptions and
                                   repurchases of capital
                                   stock); limitations on fun-
                                   damental changes (including
                                   limitations on mergers,
                                   acquisitions and asset
                                   sales); limitations on oper-
                                   ating leases; limitations on
                                   sale-leaseback transactions;
                                   limitations on sale or dis-
                                   count of receivables; limi-
                                   tations on transactions with
                                   affiliates; limitation on
                                   creation of subsidiaries;
                                   limitations on payment
                                   restrictions affecting sub-
                                   sidiaries; limitations on
                                   issuance, sale or other dis-
                                   position of subsidiary
                                   stock; limitations on
                                   capital expenditures; limi-
                                   tations on changes in busi-
                                   ness conducted; limitations
                                   on amendment of indebtedness
                                   and other material docu-
                                   ments; and limitations on
                                   prepayment or repurchase of
                                   other indebtedness.

Financial Covenants:               The Credit Facilities will
                                   contain financial covenants
                                   appropriate in the context
                                   of the proposed transaction
                                   based upon the financial
                                   information provided to the



                                   Agent, including but not
                                   limited to:  minimum inter-
                                   est coverage ratio (Consoli-
                                   dated EBITDA to Consolidated
                                   Interest Expense), minimum
                                   consolidated net worth and
                                   maximum leverage ratio (Con-
                                   solidated Total Debt to Con-
                                   solidated EBITDA).  The
                                   financial covenants contem-
                                   plated above will be tested
                                   quarterly, each such quar-
                                   terly test period to include
                                   such quarter and each of the
                                   three immediately preceding
                                   quarters and will apply to
                                   the Borrower and its subsid-
                                   iaries on a consolidated
                                   basis.  The above capital-
                                   ized financial covenant
                                   terms shall have the stan-
                                   dard meanings given to such
                                   terms in the definition sec-
                                   tion of a standard Merrill
                                   Lynch credit agreement.
                                   Such definitions are
                                   attached hereto as Annex A.

Interest Rate Management:          Approximately 50% of the
                                   outstanding indebtedness
                                   under the Term Loan Facili-
                                   ties must be hedged on terms
                                   and for a period of time
                                   satisfactory to the Agent.

Events of Default:                 Customary for facilities
                                   similar to the Credit Facil-
                                   ities and others to be spec-
                                   ified by the Agent, includ-
                                   ing but not limited to non-
                                   payment of principal, inter-
                                   est, fees or other amounts
                                   when due; violation of cove-
                                   nants; failure of any repre-
                                   sentation or warranty to be
                                   true in all material
                                   respects; cross-default and
                                   cross-acceleration; Change
                                   in Control; bankruptcy
                                   events; material judgments;
                                   ERISA; and actual or
                                   asserted (by the Borrower or
                                   any affiliate) invalidity of
                                   loan documents or security
                                   interests.

Yield Protection and               Provisions customary for
Increased Costs:                   facilities similar to the
                                   Credit Facilities, including
                                   but not limited to compensa-
                                   tion in respect of redeploy-
                                   ment costs, reserve require-
                                   ments, taxes (including
                                   gross-up provisions for
                                   withholding taxes) and
                                   decreased profitability
                                   resulting from changes in
                                   U.S. or foreign capital ade-
                                   quacy requirements, guide-
                                   lines or policies or their
                                   interpretation or applica-
                                   tion, whether or not having
                                   the force of law.  Compensa-
                                   tion will be payable by the
                                   Borrower upon presentation
                                   by the affected Lender of a
                                   certificate as to the
                                   amounts involved, which will
                                   be conclusive absent mani-
                                   fest error.

Assignments and Participations:    Neither the Borrower nor any
                                   of its affiliates may assign
                                   its rights or obligations in
                                   connection with the Credit
                                   Facilities without the prior
                                   written consent of all the
                                   Lenders.

                                   Lenders will be permitted to
                                   participate and, with the
                                   consent of the Agent, assign
                                   loans, notes and commit-
                                   ments.  Each assignment will
                                   be in a minimum amount of
                                   $5,000,000.  Non-pro-rata



                                   assignments of loans, notes
                                   and commitments under the
                                   Credit Facilities will be
                                   permitted.  Participations
                                   shall be without restric-
                                   tions and participants will
                                   have the same benefits as
                                   the original syndicate Lend-
                                   ers with regard to yield
                                   protection and increased
                                   costs, collateral benefits
                                   and provision of information
                                   on the Borrower and its sub-
                                   sidiaries.  Voting rights of
                                   participants will be limited
                                   to proposed increases in
                                   amount, release of all or
                                   substantially all collat-
                                   eral, decreases in interest
                                   rate or fees and extensions
                                   of scheduled final maturity
                                   date.

Voting: Amendments and waivers of the definitive credit docu-mentation will require the approval of Lenders holding loans and commitments repre-senting not less than
                                   66 2/3% of the aggregate
                                   amount of the loans and com-
                                   mitments under the Credit
                                   Facilities, except that the
                                   consent of all affected
                                   Lenders shall be required
                                   with respect to
                                   (a) increases in commit-
                                   ments, (b) reductions of
                                   principal, interest or fees,
                                   (c) extensions of scheduled
                                   final maturity and
                                   (d) certain releases of
                                   collateral.

Expenses and Indemnification:      All out-of-pocket expenses
                                   of the Agent and the Admin-
                                   istrative Agent (and the
                                   Lenders for enforcement
                                   costs and documentary taxes)
                                   associated with the perfor-
                                   mance of due diligence by
                                   the Agent and the Adminis-
                                   trative Agent, the syndica-
                                   tion of the Credit Facili-
                                   ties (including but not lim-
                                   ited to printing, duplicat-
                                   ing, mailing and similar
                                   expenses) and the prepara-
                                   tion, execution and deliv-
                                   ery, waiver or modification,
                                   and enforcement of the
                                   definitive credit documenta-
                                   tion contemplated hereby
                                   (including the reasonable
                                   fees, disbursements and
                                   other charges of counsel for
                                   the Agent and the Adminis-
                                   trative Agent) are to be
                                   paid by the Borrower.  The
                                   Borrower will indemnify each
                                   of the Agent, the Adminis-
                                   trative Agent and the other
                                   Lenders and hold them harm-
                                   less from and against all
                                   costs, expenses (including
                                   fees, disbursements and
                                   other charges of counsel)
                                   and liabilities arising out
                                   of or relating to any liti-
                                   gation or other proceeding
                                   (regardless of whether the
                                   Agent, the Administrative
                                   Agent or any such other
                                   Lender is a party thereto)
                                   that relate to the Transac-
                                   tion or any transactions
                                   related thereto, provided
                                   that none of the Agent, the
                                   Administrative Agent or any
                                   such other Lender will be
                                   indemnified for its gross
                                   negligence or bad faith.

Governing Law and Forum:           New York.




                                                        Annex A

            Standard Financial Covenant Definitions


          "Consolidated Amortization Expense" for any Person shall mean, for any period, the consolidated amortization expense of such Person for such period, determined on a consol-idated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Capital Expenditures" of any Person shall mean, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consoli-dated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitu-tion or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of com-pensation arising from the taking by eminent domain or condem-nation of the assets being replaced or (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

          "Consolidated Current Assets" shall mean, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consol-idated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Current Liabilities" shall mean, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsid-iaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

          "Consolidated Depreciation Expense" for any Person shall mean, for any period, the consolidated depreciation expense of such Person for such period, determined on a consol-idated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.


          "Consolidated EBITDA" for any Person shall mean, for any period, without duplication, the amount equal to (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense and
(v) Consolidated Depreciation Expense (with respect to clauses
(ii) through (iv), to the extent such amounts were deducted in computing Consolidated Net Income) less (B) the sum of the amounts for such period of (i) interest income (net of income taxes) and (ii) gains or losses on sales of assets (net of income taxes) to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

          "Consolidated Interest Expense" for any Person shall mean, for any period, the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (y) above, dividend require-ments shall be increased to an amount representing the pretax earnings that would be required to cover such dividend require-ments; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its sub-sidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.




          "Consolidated Net Income" for any Person shall mean, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsid-iaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of divi-dends, distributions and intercompany loans actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Per-son accrued prior to the date it becomes a consolidated Subsid-iary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its con-solidated Subsidiaries and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consoli-dated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instru-ment, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary, except to the extent of the dividends or distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period.

          "Consolidated Net Worth" of any Person shall mean, at any time for the determination thereof, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its consolidated Subsidiaries, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

          "Consolidated Tax Expense" for any Person shall mean, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

          "Eligible Accounts Receivable" shall mean, as at any applicable date of determination, the aggregate face amount of Borrower's Accounts included in clause (i) of the definition of Account hereunder, without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below or as otherwise provided in this Agreement and less the aggregate amount of all returns, discounts, claims, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Agent in its sole discretion (or, if the aggre-
gate amount of approvals exceeds $[       ] at any one time,
the approval of the Required Banks), no individual Account shall be deemed to be an Eligible Account Receivable if:

          (a) the Borrower does not have legal and valid title to the Account; or

          (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor sub-ject, as to enforceability, only to (i) applicable bank-ruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

          (c) the Account arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

          (d) the Account is unpaid more than [ ] days after the original payment date; provided, however, that the aggregate amount of all invoices providing for payment more than [ ] days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed
     $[       ] at any one time; or

          (e) the Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate
     thereof), exceeds [   ] percent in face value of all
     Accounts of Borrower then outstanding, to the extent of such excess; or

          (f) (i) the account debtor is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing lia-bility under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or




          (g) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the bene-fit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the prem-ises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trus-tee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (h) the Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by
     appropriate proceedings and permitted by Section [     ];
     or

          (i) the sale to the account debtor is on a consign-ment, bill-and-hold, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement providing for repurchase or return; or

          (j)  it is from the same account debtor (or any
     Affiliate thereof) and [    ] percent ([   ]%) or more, in
     face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than [ ] days after the original invoice date; or

          (k)  [    ] percent ([   ]%) or more, in face amount,
     of other Accounts from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

          (l) with respect to the Account, the account debtor is a foreign government or any agency, department or instrumentality thereof; or

          (m) the Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. { 3727 et seq.), unless Borrower has assigned the Account to the Agent in compli-ance with the provisions of such Act; or

          (n) the sale is to an account debtor outside the continental United States or incorporated in or conducting substantially all of its business in any jurisdiction located outside the United States, unless the sale is
     (i) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent, or (ii) otherwise approved by and acceptable to the Agent; or

          (o) the Agent determines in good faith in accordance with its internal credit policies that (i) collection of the Account is insecure or (ii) the Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (o) shall not become ineligible until the Agent shall have given the Borrower three Business Days' advance notice of such determination; or

          (p) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

          (q) the Account does not comply in all material respects with all applicable legal requirements, includ-ing, where applicable, the Federal Consumer Credit Protec-tion Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

          In addition to the foregoing, Eligible Accounts
Receivable shall include such Accounts as the Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion.

          "Eligible Inventory" shall mean (A) the gross amount of the Borrower's Inventory, valued at the lower of cost (on a [FIFO] basis) or market, which (i) is owned solely by the Bor-rower and with respect to which the Borrower has good, valid and marketable title; (ii) is stored on property that is either
(a) owned or leased by the Borrower or (b) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property (provided that, with respect to Inventory stored on property leased by the Borrower, the Borrower shall have delivered in favor of the Agent an acknowledgment agreement executed by the lessor of such prop-erty, and, with respect to the Inventory stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Agent acknowledgment agreements executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Agent subject to a tax lien being contested in good faith and by appropriate proceed-
ings and permitted by Section [     ], except with respect to
Eligible Inventory stored at sites described in clause (ii)(b) above, for Liens for normal and customary warehouseman charges;
(iv) is located in the United States; and (v) is not, in the reasonable judgment of the Agent, obsolete or slow moving, and which otherwise conforms to the warranties and standards for eligibility contained herein; (B) less any goods returned or rejected by the Borrower's customers and goods in transit; and
(C) less any reserves required by the Agent for special order goods and market value declines. In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's Inventory as Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion [(or if the
aggregate amount of approvals exceeds $[      ] at any one
time, the approval of the Required Banks)]; provided that this definition of Eligible Inventory shall under no circumstances include work in progress or raw materials.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obliga-tions of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and (viii) all Con-tingent Obligations of such Person.